EGSI Generating Plants Located in Texas

Owner	Site Name	Address	City	Texas County	Grantor	Date	Recordation Data in Real Property Records of Applicable Texas County	Notes

EGSI	Lewis Creek Power Plant	1191 Longstreet Rd	Willis	Montgomery	Pearl Beer Distributing Co.	6/12/1967	Volume 640, Page 59
				Montgomery	William P. Rogers, et ux	8/8/1967	Volume 644, Page 100
				Montgomery	Marion L. Goff, et ux	8/30/1967	Volume 645, Page 630
				Montgomery	Estell Goff Ray, et vir	8/30/1967	Volume 645, Page 633
				Montgomery	Charles W. Cluxton, et ux	8/15/1967	Volume 644, Page 575
				Montgomery	Charles W. Cluxton, et ux	8/15/67	Volume 644, Page 568
				Montgomery	Charles W. Cluxton, et ux	8/15/1967	Volume 644, Page 564
				Montgomery	Charles W. Cluxton, Adm.	8/15/1967	Volume 644, Page 558
				Montgomery	Margaret S. Maurogordato, et vir	9/7/1967	Volume 646, Page 232
				Montgomery	Bessie M. Kolaja, et vir	8/29/1967	Volume 645, Page 523
				Montgomery	Aline M. Richards, et vir	8/29/1967	Volume 645, Page 537
				Montgomery	Frank McGarr, et ux	8/29/1967	Volume 645, Page 540
				Montgomery	Mamie M. Kilmer, et vir	8/29/1967	Volume 645, Page 526
				Montgomery	Edward E. McGar, et ux	8/29/1967	Volume 645, Page 534
				Montgomery	Reba S. Hataway, et al	8/4/1967	Volume 644, Page 108
				Montgomery	W.P. Price, et ux	8/25/1967	Volume 645, Page 531
				Montgomery	Mike McGar, et ux	8/31/1967	Volume 646, Page 289
				Montgomery	Mary Lee Cargill	11/29/1967	Volume 562, Page 535
				Montgomery	J.A. Monroe, Jr., et	7/20/1967	Volume 642, Page 847
				Montgomery	Ella Hulon Stoll	12/8/1967	Volume 652, Page 301
				Montgomery	Ella Hulon Stoll	1/2/1968	Volume 656, Page 787
				Montgomery	Ella Hulon Stoll	1/21/1969	Volume 678, Page 723
				Montgomery	D.D. Seniff, et ux	7/20/1967	Volume 642, Page 844
				Montgomery	M. Inglett, et al	8/24/1967	Volume 645, Page 626
				Montgomery	John H. McClain	8/29/1967	Volume 645, Page 529
				Montgomery	John H. McClain	8/16/1967	Volume 644, Page 696
				Montgomery	Capitol National Bank	7/28/1977	Volume 1006, Page 695
				Montgomery	Homer L. Bruce, Jr.	4/17/1968	Volume 660, Page 936
				Montgomery	Homer L. Bruce, Jr.	7/15/1968	Volume 666, Page 425
				Montgomery	Gulf States Utilities	1/14/1969	Volume 677, page 675
				Montgomery	Gulf States Utilities	8/23/1967	Volume 645, page 611
				Montgomery	Gulf States Utilities	8/6/1969	Volume 1, page 41
EGSI	Neches Power Plant	Gulf States Road	Beaumont	Jefferson	East Texas Electric	8/20/1926	Volume 275, Page 27
				Jefferson	George H. Norman	7/2/1952	Volume 862, Page 115
				Jefferson	J.R. McDougald	1/14/1953	Volume 884, Page 248
				Jefferson	George H. Norman	6/30/1955	Volume 983, Page 468
				Jefferson	Magnolia Petroleum- Release	8/30/1951	Volume 826, Page 188
				Jefferson	Gulf States Utilities	8/30/1951	Volume 826 page 188
				Jefferson	Gulf States Utilities	9/26/1951	Unrecorded	Railroad spur conveyed by GSU to KCSR
EGSI	Sabine Power Plant	Roundbunch Rd.	Bridge City	Orange	Lutcher/Moore Lumber Co.	6/12/1959	Volume 237, Page 424
				Orange	Lutcher/Moore Lumber Co.	6/12/1959	Volume 237, Page 410
				Orange	H.J.L. Stark	6/12/1959	Volume 237, Page 415
				Orange	H.J.L. Stark	6/12/1959	Volume 237, Page 413
				Orange	H.J.L. Stark	6/12/1959	Volume 244, Page 305
				Orange	Pan American Petroleum Corp.	8/27/1959	Volume 242, Page 268
				Orange	E.W. Brown, Jr.	10/15/1959	Volume 243, Page 226
				Orange	Babette Moore Odom	4/24/1959	Volume 235, Page 349
				Orange	Nelda C. Stark	4/22/1971	Volume 407, Page 778
				Orange	Babette Moore Odom (Donner Corp)	3/12/71 7/27/71	Volume 405, Page 995 , Volume 410, Page 300
				Orange	E.W. Brown Jr. (Donner Corp)	3/22/71 7/27/71	Volume 406, Page 259, Volume 410, Page 300
				Orange	Evelyn Bailey	5/18/1971	Volume 407, Page 822
				Orange	Nelda C. Stark	9/22/1966	Volume 361, Page 283
				Orange	Nelda C. Stark	9/22/1966	Volume 361, Page 280
				Orange	Boise Southern Co.	11/8/1971	Volume 412, Page 938
				Orange	E.W. Brown Jr.-Release	5/4/1971	Volume 408, Page 331
				Orange	Babette Moore Odom-Release	4/23/1971	Volume 408, Page 333
				Orange	Donner Corp.-Release	6/2/1971	Volume 408, Page 491
				Orange	Nelda C. Stark-Release	7/14/1971	Volume 409, Page 605
				Orange	Gulf States Utilities	9/14/1984	Volume 580 page 667
EGSI	Blue Hills (Held for Future Use)		Mayflower	Newton	Burkeville ISD	4/10/1973	Volume 256, Page 16
				Newton	HC Cole	1/15/1974	Volume 259, Page 576
				Newton	HC Cole	5/29/1973	Volume 256, Page 586
				Newton	The Clark Distributing Co.	6/12/1973	Volume 257, Page 203
				Newton	Clifton Wells	2/28/1974	Volume 260, Page 856
				Newton	Varibus Corp.	3/18/1974	Volume 260, Page 365
				Newton	Southland Paper	8/27/1973	Volume 257, Page 737
				Newton	Claudia Fullen	3/6/1974	Volume 260, Page 236
				Newton	Edward Clark	11/1/1974	Volume 267, Page 674
				Newton	James E. Williams	9/17/1973	Volume 258, Page 17
				Newton	Queen Isabelle Williams	9/17/1973	Volume 258, Page 14
				Newton	L.A. Phelps	11/19/1973	Volume 259, Page 273
				Newton	Temple Industries	11/20/1973	Volume 258, Page 882
				Newton	Irene Remsey	4/29/1973 3/15/76, 8/16/76	Volume 271, Page 274; Volume 270, Page 511; Volume 272, Page 667
				Newton	Temple Webber, Trustee	4/24/1974	Volume 263, Page 946
				Newton	Temple Industries	10/25/1974	Volume 263, Page 586
				Newton	Gladys Smith	10/7/1974	Volulme 263, Page 345
				Newton	St. Regis Company	9/22/1978 10/21/80	Volume 680, Page 240 Volume 727, Page 313
				Newton	W. B. Miller	8/25/1981 8/25/81	Volume 305, Page 6 Volume 305, Page 10
				Newton	Gary W. Duhon	8/27/1973 4/1/86	Volume 257, Page 749, Volume 338, Page 1
				Newton	Champion International Corp.	10/3/2007	Entry 138108	quitclaim
				Newton	H.C. Cole-Easement	2/3/1973	Volume 255, Page 133
				Newton	GSU to H.C. Montgomery	8/26/1981	Volume 305, Page 10, #65528
				Newton	GSU to W.B. Miller	8/26/1981	Volume 305, Page 6, #65527
				Newton	GSU to Temple Inland Forest	11/20/1973	Volume 258, Page 882
				Newton	EGSI to Temple-Inland Forest Products	9/20/2001 9/20/01	Volume 470, Page 645 Volume 470, Page 657
				Newton	EGSI to Temple-Inland Forest Products

EGSI	Spindletop Gas Storage		Beaumont	Jefferson	Sabine Gas Transmission Co.	12/31/2004	File No. 2005000395	Special Warranty Deed -3 parcels
				Orange	Sabine Gas Transmission Co.	12/31/2004	File No. 278364	Bill of Sale and Assignment of Rights
EGSI	Spindletop Gas Storage		Beaumont	Jefferson	Sabine Gas Transmission Co.	12/31/2004	File No. 2005000397	Bill of Sale (Vehicles)
					Spindletop Gas Transmission	12/31/2004		Assignment & Assumption of a contract
EGSI	Spindletop Gas Storage		Beaumont		Spindletop Gas Transmission	12/31/2004		Termination and Release of Contract
EGSI	Spindletop Gas Storage		Beaumont	Jefferson	Spindletop Gas Transmission	12/31/2004	File No. 2005000396	Pipeline

EGSI Texas Offices - Owned and Leased

Company	State	Site/Facility Name	Address	City	Texas County	Type of Conveyance	Recording Data in Real Property Records of Applicable Texas County	Owned	Leased	Comments

EGSI	TX	Austin Office	919 Congress Ave	Austin	Travis	Lease

EGSI	TX	Edison Plaza Museum (See Edison Plaza)	350 Pine St.	Beaumont		Deed		X
EGSI	TX	Calvert Office	1009 S. Main Street	Calvert	Robertson	Deed	Book 64 Page 281	X
					Robertson	Deed	Book 535 Page 250	X
					Robertson	Deed	Book 535 Page 242	X
					Robertson	Deed	Book 535 Page 256	X
					Robertson	Deed	Book 535 Page 258	X

Company, Lessor
EGSI	TX	Cleveland Service Center	400 Farm Road 2025	Cleveland	Liberty	Deed	Vol 390 Page 192	X
EGSI	TX	Dayton Service Center - Old	212 Bryan St.	Dayton	Liberty		Volume 153, Page 144	X		Leased to 3rd party
EGSI	TX	Dayton Service Center - New	Hwy 146	Dayton	Liberty		Volume 960 Page 898	X		D service center on excess ROW. 5.682 acres out of 58 acres.
EGSI	TX	Huntsville Service Center	150 W. Farm Road 2821	Huntsville	Walker	Deed	Volume 214 Page 29	X
EGSI	TX	Madisonville Office	220 W. Trinity/Randolph	Madisonville				X
EGSI	TX	New Caney Service Center	Hwy 59 N.	New Caney	Montgomery	Deed	Book 738 Page 743	X
					Montgomery	Deed	Book 739 Page 278
					Montgomery	Deed	Book 743 Page 293
					Montgomery	Deed	Book 742 Page 927
EGSI	TX	Orange Service Center	McArthur Drive	Orange	Orange	Deed	Volume 158 Page 71	X
					Orange	Deed	Volume 273 Page 565	X
EGSI	TX	Port Arthur Service Center	1548 9th & 14th Sts.	Pt. Arthur	Jefferson		Volume 760 Page 47	X
					Jefferson		Volume 760 Page 54
					Jefferson		Volume 760 Page 56
					Jefferson		Volume 1501 Page 172
					Jefferson		Volume 1501 Page 171
					Jefferson		Volume 642 Page 846
					Jefferson		Volume 1799 Page 440
					Jefferson		Volume 2294 Page 364
					Jefferson		No. B-163, 844
EGSI	TX	Silsbee Service Center	210 W. Ave. H	Silsbee	Hardin	Deed	Volume 892 Page 618	X
					Hardin	Deed	Volume 245 Page 396	X
					Hardin	Deed	Volume 741 Page 309	X

EGSI	TX	Vidor Service Center	405 Freeway Blvd	Vidor	Orange	Deed	Book 520 Page 185	X
EGSI	TX	Winnie Office	2439 State Hwy 124	Winnie	Chambers	Deed	File No. 92-188-497	X
EGSI	TX	Woodville Service Center	500 N. Beech	Woodville	Tyler	Deed	Book 130 Page 566	X
EGSI	TX	Wilson Building (See Liberty Pearl)	341 Pearl Street	Beaumont				X
EGSI	TX	Woodlands Service center	9425 Pinecroft Dr.	Woodlands				X
EGSI	TX	Navasota Service Center	Louise St.	Navasota	Grimes	Deed	Book 153 Page 276	X
					Grimes	Deed	Book 180 Page 129
					Grimes	Deed	Book 184 Page 76
					Grimes	Deed	Book 184 Page 75
					Grimes	Deed	Book 196 Page 65
					Grimes	Deed	Book 327 Page 400
Description Attached
EGSI	TX	Chevyland Service Center	1001 I-10 Svs. Rd. N	Beaumont	Jefferson	Deed	File No. 200-200-3897	X

EGSI	TX	Beaumont Service Center-Line	60 N. 11th	Beaumont	Jefferson	Deed	Volume 491 Page 371	X
					Jefferson	Deed	Volume 491 Page 372
					Jefferson	Deed	Volume 2134 Page 320
					Jefferson	Deed	Volume 2138 Page 7
EGSI		Smart Street Storage				Lease	Dated July 1972, Hubert Oxford,
Lessor
EGSI	TX	Conroe Service Center-Office	2802 N. Frazier	Conroe	Montgomery	Deed	Book 681 Page 425	X
					Montgomery	Deed	File No. ###-##-####
					Montgomery	Deed	File No. ###-##-####
EGSI	TX	Edison Plaza	350 Pine Street	Beaumont	Jefferson	Lease			X	Lease of Floors 12, 13, 15, 16 and 17.
EGSI	TX	Edison Plaza	350 Pine Street	Beaumont	Jefferson	Deed		X
Jefferson
					Jefferson		Volume 1081 Page 613
Jefferson
Jefferson
Jefferson
					Jefferson		Volume 2135 Page 473
Jefferson
Jefferson
					Jefferson		Volume 2134 Page 203
					Jefferson		Volume 2136 Page 341
					Jefferson		Volume 2138 Page 11
					Jefferson		Volume 2169 Page 106
Jefferson
					Jefferson		Volume 2143 Page 60
					Jefferson		Volume 2154 Page 200
Jefferson
Jefferson
					Jefferson		Volume 2157 Page 318
					Jefferson		Volume 2163 Page 143
					Jefferson		Volume 2183 Page 244
					Jefferson		Volume 2193 Page 404
					Jefferson		Volume 2193 Page 407
					Jefferson		Volume 2223 Page 249
					Jefferson		Volume 2227 Page 150
					Jefferson		Volume 2292 Page 423
					Jefferson		Volume 2381 Page 386

EGSI	TX	Helbig Office - Land	5050 Plant Road	Beaumont	Jefferson	Deed	Volume 991 Page 367	X		30 acre T substation site. Site currently used by T & D for training. Bldgs. at site are leased trailers.
					Jefferson		Volume 1466 Page 114	X
EGSI	TX	Helbig Office	5050 Plant Road	Beaumont	Jefferson	Lease			X	Trailers leased from GE Capital (Not Real Estate)

EGSI	TX	Laclede	Laurel St.	Beaumont	Jefferson	Deed	Volume 2040 Page 136	X
EGSI	TX	Liberty Pearl	285 Liberty	Beaumont	Jefferson	Deed	Volume 991 Page 212	X
					Jefferson	Deed	Volume 991 Page 465
					Jefferson	Deed	Volume 1960 Page 410
					Jefferson		Volume 1977 Page 141
					Jefferson		Volume 1991 Page 266
					Jefferson		No. 940774

EGSI Texas Revenue Leases

Entergy Gulf States Inc.- Texas (Landlord)	Location	Type of Lease	Lease Expiration

Southeast Texas Classic Real Estate	Chevyland	Office	12/31/07(Month to Month lease)
Edison Plaza Museum	Edison Plaza	Office	12/31/07(Month to Month lease)
Lamar Outdoor (BEO)	Beaumont	Billboard	12/31/07(Month to month lease)
Voice in the Wilderness (Clear Channel)	Sabine Admin	Telecom	6/14/2008
Dayton Community Development	Dayton	Office	12/31/07 (Month to Month lease)
Ed's Home Improvement Company	Lewis Creek	House	12/31/07 (month to month lease)
Lake Ronel Oil	Transmission Substation - Texas	Oil & Gas	12/31/07(Year to year lease)
Plains Marketing	Spindletop	Oil & Gas	12/31/07(year to year lease)
Anadarko Petroleum	Newton & Tyler County Substations	Oil & Gas	12/31/07(year to year lease)
Swift Energy Company	Blue Hills	Oil & Gas	12/31/07(year to year lease)
Texas Department of Human Resources	Liberty Pearl	Office	12/31/2007